                                                                 Exhibit B(4)(a)

    The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this contract, subject to its terms and conditions.

                Signed at Milwaukee, Wisconsin on the Issue Date.

                          MASON STREET VARIABLE ANNUITY

                  FLEXIBLE PAYMENT VARIABLE ANNUITY - ACCOUNT B

 Net Purchase Payments accumulated in a Separate Account, assets of which are invested in shares of one or more mutual funds, or Guaranteed Interest Fund.

    Contract benefits payable in one sum or as variable or guaranteed monthly income. Variable Payment Plan benefits described in Section 11.

                                 Participating.

AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

RIGHT TO RETURN CONTRACT. Please read this contract carefully. The Owner may return the contract for any reason within ten days after receiving it. Return of the contract is effective on the date written notice of the return is delivered, mailed or sent by telegram to either The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or the agent who sold the contract. If returned, the contract will be cancelled and the Company will refund the sum of (a) the difference between the Purchase Payments paid and the amounts, if any, allocated to the Separate Account plus (b) the value of the Accumulation Units of the Separate Account on the effective date of return.

RR.V.B.MSNST.(032000)


                            CONTRACT NUMBER       12 345 678

                            PRIMARY ANNUITANT     John J. Doe

                            ISSUE DATE            July 31, 2001


RP.V.B.MSNST.(032000)                                                Sex Neutral

                                TABLE OF CONTENTS



CONTRACT INFORMATION, INVESTMENT ACCOUNTS

CHARGES AND FEES

MINIMUM PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS

SECTION 1.  GENERAL TERMS AND DEFINITIONS

SECTION 2.  SEPARATE ACCOUNT

     o        Separate Account
     o        Accumulation Units
     o        Net Investment Factor
     o        Substitution and Change

SECTION 3.  GUARANTEED INTEREST FUND

     o        Guaranteed Interest Fund
     o        Accumulation Value
     o        Transfer Restrictions
     o        Maximum Guaranteed Interest Fund Accumulation Value
     o        Table of Guaranteed Values

SECTION 4.  PURCHASE PAYMENTS, TRANSFERS, WITHDRAWALS

     o        Payment of Purchase Payments
     o        Application of Purchase Payments
     o        Selection of Investment Account for Purchase Payments
     o        Transfer of Accumulation Value
     o        Withdrawals and Full Surrender
     o        Effective Date

SECTION 5.  BENEFITS

     o        Maturity Benefit
     o        Death Benefit if Annuitant is an Owner
     o        Death Benefit if Annuitant is not an Owner

SECTION 6.  BENEFICIARIES AND CONTINGENT ANNUITANTS

     o        Naming and Changing of Beneficiaries
     o        Succession in Interest of Beneficiaries

     o        Trustee as Beneficiary
     o        General
     o        Naming and Changing a Contingent Annuitant

SECTION 7.  CHARGES AND FEES

     o        Premium Taxes
     o        Contract Fee

SECTION 8.  OWNERSHIP

     o        The Owner
     o        Transfer of Ownership
     o        Naming and Changing a Successor Owner
     o        Collateral Assignment
     o        Voting Rights and Reports to Owners

SECTION 9.  THE CONTRACT

     o        Guarantees
     o        Valuation of Separate Account Assets
     o        Determination of Separate Account Values
     o        Deferment of Benefit Payments
     o        Dividends
     o        Incontestability
     o        Misstatements
     o        Entire Contract; Changes
     o        Termination of Contract

SECTION 10.  PAYMENT OF CONTRACT BENEFITS

     o        Payment of Benefits
     o        Death Benefit
     o        Effective Date for Payment Plan
     o        Payment Plan Elections

SECTION 11.  PAYMENT PLANS

     o        Description of Payment Plans
     o        Allocation of Benefits
     o        Annuity Units under Variable Payment Plans
     o        Payments under Variable Payment Plans
     o        Transfers Involving Variable Payment Plans

     o        Withdrawal under Payment Plans
     o        Naming and Changing of Beneficiaries under Payment Plans
     o        Succession in Interest of Beneficiaries under Payment Plans
     o        Payment Plan Rates

ADDITIONAL BENEFITS (IF ANY)

APPLICATION

                                  ENDORSEMENTS

                to be made only by the Company at the Home Office

RR.V.B.MSNST.(032000)

                              CONTRACT INFORMATION

   CONTRACT NUMBER                     12 345 678

   PLAN                                Flexible Payment Variable Annuity

   ADDITIONAL BENEFITS                 Enhanced Death Benefit

   TAX REPORTING CATEGORY              Personal Annuity
   PRIMARY ANNUITANT                   John J. Doe
   AGE AND SEX                         35       Male
   OWNER                               John J. Doe, the Annuitant

   ISSUE DATE                          July 31, 2001
   CONTRACT ANNIVERSARY                July 31, 2002 and each July 31
                                                        thereafter
   MATURITY DATE                       July 31, 2051

   DIRECT BENEFICIARY                  Jane K. Doe, Wife of the Annuitant

                               INVESTMENT ACCOUNTS

   On the Issue Date, Purchase Payments and contract values may be allocated among the following Investment Accounts. Available Separate Account Divisions are subject to change. See Section 2.1.

   Divisions of Separate Account B:
            Select Bond Division
            Templeton International Equity Division
            Money Market Division
            Balanced Division
            Index 500 Stock Division
            Aggressive Growth Stock Division
            High Yield Bond Division
            Growth Stock Division
            JP Morgan Select Growth and Income Division
            Index 400 Stock Division
            Small Cap Growth Stock Division
            Russell Multi-Style Equity Division
            Russell Aggressive Equity Division
            Russell Non-US Division
            Russell Real Estate Securities Division
            Russell Core Bond Division
            Asset Allocation Division
            International Growth Stock Division
            T. Rowe Price Small Cap Value Division
            Capital Guardian Domestic Equity Division

   Guaranteed Accounts:
            Guaranteed Interest Fund

   RR.V.B.MSNST.(032000)                                      Page 3

                                                      CONTRACT NUMBER 12 345 678


CHARGES AND FEES

         DEDUCTION FROM PURCHASE PAYMENTS:


                  PREMIUM TAX (See Section 7.1):
                           For the first Contract Year, Premium Taxes are not deducted from Purchase Payments. After the first Contract Year, the Company may deduct Premium Taxes from Purchase Payments received or benefits paid.

         ANNUAL MORTALITY AND EXPENSE RISK CHARGE (See Section 2.3):
                  0.35% at Issue; 0.75% Maximum

         ANNUAL CONTRACT FEE (See Section 7.2):
                  $30 charged on the contract anniversary. The contract fee will be waived if the Accumulation Value of the contract equals or exceeds $25,000 on the contract anniversary.


ENHANCED DEATH BENEFIT CHARGE
                  0.10% of the Enhanced Death Benefit on each contract anniversary.

         TRANSFER FEE (See Sections 4.4 and 11.5):
                  $25 beginning with the thirteenth transfer in any Contract
                  Year.

          MINIMUM PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS

         MINIMUM PURCHASE PAYMENT (See Section 4.1): $25

         MINIMUM ACCUMULATION VALUE (See Sections 5.2 and 9.9):  $2,000

         MINIMUM PAYMENT UNDER PAYMENT PLAN (See Sections 9.9 and 10.1): $50 Monthly Income.

                                                      CONTRACT NUMBER 12 345 678


GUARANTEED INTEREST FUND - TABLE OF GUARANTEED VALUES

The table shows minimum guaranteed values and assumes a $5,000 Purchase Payment made at the time of issue followed by subsequent $1,000 Purchase Payments made annually thereafter on each contract anniversary. The values are based on the assumption that 100% of all net Purchase Payments are allocated to, and remain in, the Guaranteed Interest Fund.


         End of
        Contract                            Accumulation         Cash
          Year            March 31             Value             Value
          ----            --------             -----             -----
            1                2001           $    51,500       $    51,500
            2                2002                54,075            54,075
            3                2003                56,727            56,727
            4                2004                59,459            59,459
            5                2005                62,272            62,272

            6                2006                65,171            65,171
            7                2007                68,156            68,156
            8                2008                71,230            71,230
            9                2009                74,397            74,397
           10                2010                77,659            77,659

           11                2011                81,019            81,019
           12                2012                84,480            84,480
           13                2013                88,044            88,044
           14                2014                91,715            91,715
           15                2015                95,497            95,497

           16                2016                99,392            99,392
           17                2017               103,403           103,403
           18                2018               107,536           107,536
           19                2019               111,792           111,792
           20                2020               116,175           116,175

       Age 60                2025               140,148           140,148
       Age 65                2030               167,938           167,938
       Age 70                2035               200,155           200,155

This table is based on the guaranteed annual effective interest rate of 3%. Higher declared rates of interest will increase values. Values shown at the end of contract years do not reflect any Purchase Payments paid on that contract anniversary. The actual guaranteed values may differ from those shown above, depending on the amount and frequency of Purchase Payments.

                    SECTION 1. GENERAL TERMS AND DEFINITIONS


ACCUMULATION UNIT. A unit of measure used to determine the value of the interest of this contract in the Separate Account prior to the date on which amounts are placed under a payment plan.

ACCUMULATION VALUE. The Accumulation Value of a Separate Account Division is the total value of all Accumulation Units in that Division. The Accumulation Value of the Guaranteed Interest Fund is the sum of amounts applied to the fund, plus credited interest, less amounts withdrawn or transferred from the fund. The Accumulation Value of the contract is the sum of the Accumulation Values of all Investment Accounts.

ANNUITANT. The Primary Annuitant and, upon the death of the Primary Annuitant, the Contingent Annuitant.

ANNUITY UNIT. A unit of measure used to determine the amount of variable payments under a variable payment plan and the value of the interest of a variable payment plan in the Separate Account.

BENEFICIARIES. The term "Beneficiaries" as used in this contract includes direct beneficiaries, contingent beneficiaries and further payees.

COMPANY. The Northwestern Mutual Life Insurance Company.

CONTINGENT ANNUITANT. The person who becomes the Annuitant upon the death of an Annuitant.

CONTRACT FEE. An annual charge for administration expenses made on each contract anniversary prior to the Maturity Date.

CONTRACT YEAR. The first Contract Year is the period of time ending on the first contract anniversary. Subsequent Contract Years are the annual periods between contract anniversaries.

DIVISION. A component of the Separate Account to which the Owner may allocate Net Purchase Payments and contract values.

GUARANTEED INTEREST FUND. The portion of the contract that is credited with a guaranteed interest rate and which is held as part of the general assets of the Company.

HOME OFFICE. The office of The Northwestern Mutual Life Insurance Company located at 720 East Wisconsin Avenue, Milwaukee, WI 53202.

INVESTMENT ACCOUNT. The Guaranteed Interest Fund and Separate Account Divisions available for allocation of Net Purchase Payments and contract values. The available Investment Accounts are listed on page 3.

ISSUE DATE. The date this contract is issued and becomes effective.

MATURITY DATE. The date upon which contract benefits will become payable. If the contract is continued in force under the Optional Maturity Date provision, the Optional Maturity Date will become the Maturity Date.

NET PURCHASE PAYMENT. A Purchase Payment less applicable Premium Taxes.

OPTIONAL MATURITY DATE. The contract anniversary nearest the Annuitant's 90th birthday. Upon reaching the Maturity Date shown on page 3, the Owner may elect to continue the contract in force until this Optional Maturity Date.

OWNER. The person possessing the ownership rights stated in this contract.

PORTFOLIOS. Mutual funds or portfolios of mutual funds in which the assets of the Separate Account are invested.

PREMIUM TAX. A tax imposed by a governmental entity when Purchase Payments are received or benefits are paid.

PRIMARY ANNUITANT. The person upon whose life this contract is initially issued.

PURCHASE PAYMENT. A payment made by or on behalf of the Owner with respect to this contract.

SEPARATE ACCOUNT. NML Variable Annuity Account B. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company.

SUCCESSOR OWNER. The person designated to become the Owner upon the death of the Owner, provided the Owner was not the Annuitant at the time of the Owner's death.

TRANSFER FEE. A deduction that is made from the amount transferred between Investment Accounts.

VALUATION DATE. Any day on which the assets of the Separate Account are valued. Assets are valued as of the close of trading on the New York Stock Exchange for each day the Exchange is open.

                           SECTION 2. SEPARATE ACCOUNT


2.1  SEPARATE ACCOUNT

     The Separate Account (NML Variable Annuity Account B) has been established by the Company and is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct. Interests in the Separate Account are represented by Accumulation Units and Annuity Units, described in Sections 2.2 and 11.3, respectively.

     The Separate Account is comprised of the Divisions listed on page 3. The assets allocated to these Divisions are invested in shares of the corresponding Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value.

     The Company reserves the right to eliminate or add additional Divisions and Portfolios.

2.2  ACCUMULATION UNITS

     The interest of this contract in the Separate Account, prior to the date on which amounts become payable under a payment plan, is represented by Accumulation Units. The dollar value of Accumulation Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Accumulation Unit on any Valuation Date is the product of:

     o    the value on the immediately preceding Valuation Date; and

     o the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period).

2.3  NET INVESTMENT FACTOR

     For each Division of the Separate Account the Net Investment Factor for the current period is one plus the net investment rate for that Division. The net investment rate for the current period is equal to the gross investment rate for the Division reduced on each Valuation Date by a Mortality and Expense Risk Charge. The charge for these risks on the Issue Date is shown on page 4. The Company may increase or decrease the charge after the Issue Date, but the Company may not increase the charges to exceed the maximum charges shown on page 4.

     The gross investment rate for the current period for each Division is equal to a. divided by b. where:

     a.   is:

          o    the investment income of the Division for the current period;
               plus

          o capital gains for the period, whether realized or unrealized, on the assets of the Division; less

          o capital losses for the period, whether realized or unrealized, on the assets of the Division; less

          o deduction for any tax liability paid or reserved for by the Company resulting from the maintenance or operation of the Division; and less

          o any reasonable expenses paid or reserved for by the Company which result from a substitution of other securities for shares of the Portfolio(s) as set forth in Section 2.4; and

     b. is the value of the assets in the Division on the immediately preceding Valuation Date.

     The gross investment rate may be positive or negative. The deduction for any tax liability may be charged proportionately against those contracts to which the liability is attributable by a reduction in the gross investment rate for those contracts.

2.4  SUBSTITUTION AND CHANGE

     Pursuant to a vote of the Owners of variable annuity contracts having an interest in a Division or as otherwise permitted by applicable insurance and securities law, a substitution or change may be made as follows:

     o the assets of the Division may be invested in securities other than shares of the Portfolio(s) as a substitute for those shares already purchased or as the securities to be purchased in the future;

     o the Separate Account, or a Division, may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interests of the contract Owners;

     o the Separate Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required; or

     o the provisions of the contracts may be modified to comply with any other applicable federal or state laws.

     In the event of a substitution or change, the Company may make appropriate endorsement on this and other contracts having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change. Any such substitution or change will be subject to any required approval of the Securities and Exchange Commission (SEC) and the Commissioner of Insurance for the state of Wisconsin, and filing with the state in which this contract is issued.

                       SECTION 3. GUARANTEED INTEREST FUND


3.1  GUARANTEED INTEREST FUND

     Net Purchase Payments (see Section 4.2) and amounts transferred from other Investment Accounts under this contract (see Section 4.4) may be applied to the Guaranteed Interest Fund. Contract benefits placed under a variable payment plan may not be applied to the Guaranteed Interest Fund. Amounts applied to the Guaranteed Interest Fund become part of the general assets of the Company.

3.2  ACCUMULATION VALUE

     The Accumulation Value of the Guaranteed Interest Fund is the sum of the amounts applied to it, plus credited interest, less any amounts withdrawn or transferred from the fund. Interest begins to accrue on the effective date of the Purchase Payment or transfer (see Section 4.6).

     Interest will be credited at an annual effective interest rate of not less than 3%. A higher rate may be declared by the Company from time to time for a period set by the Company.

3.3  TRANSFER RESTRICTIONS

     Transfers of Accumulation Value from the Guaranteed Interest Fund will not be allowed for a period of 365 days following the most recent transfer of Accumulation Value from the Guaranteed Interest Fund.

     The maximum amount of the Accumulation Value that may be transferred from the Guaranteed Interest Fund in one transfer is limited to the greater of:

     o 25% of the Accumulation Value of the Guaranteed Interest Fund on the last contract anniversary preceding the transfer; and

     o    the amount of the most recent transfer from the Guaranteed Interest
          Fund.

     However, in no event will this maximum transfer amount be less than $1,000 or greater than $50,000.

     Transfers of Accumulation Value into the Guaranteed Interest Fund will not be allowed for a period of 90 days following the most recent transfer of Accumulation Value from the Guaranteed Interest Fund.

3.4  MAXIMUM GUARANTEED INTEREST FUND ACCUMULATION VALUE

     The Accumulation Value of the Guaranteed Interest Fund may not exceed $1,000,000 without prior consent of the Company, except when the maximum is exceeded because of interest accruing to the Guaranteed Interest Fund.

3.5  TABLE OF GUARANTEED VALUES

     Accumulation and cash values are shown on page 4A. The values are based on the assumptions stated on page 4A and are for the end of the contract years shown. Values for contract years not shown are calculated on the same basis as those shown on page 4A. Guaranteed values are at least as great as those required by the state in which this contract is delivered.

              SECTION 4. PURCHASE PAYMENTS, TRANSFERS, WITHDRAWALS


4.1  PAYMENT OF PURCHASE PAYMENTS

     All Purchase Payments are payable at the Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished on request.

     Purchase Payments may be made at any time prior to the death of an Owner and prior to the Maturity Date. Purchase Payments may be made after the death of an Owner only if the new Owner of the contract is the surviving spouse of the deceased Owner. The Owner may vary the amount of Purchase Payments, but no Purchase Payment may be less than the Minimum Purchase Payment shown on page 4. Total Purchase Payments may not exceed $5,000,000 without the consent of the Company.

4.2  APPLICATION OF PURCHASE PAYMENTS

     Net Purchase Payments will be applied to one or more Investment Accounts. Net Purchase Payments applied to the Guaranteed Interest Fund will accrue interest from the effective date of the Purchase Payment. Net Purchase Payments applied to the Separate Account will provide Accumulation Units in one or more Divisions. Accumulation Units are credited as of the effective date of the Net Purchase Payment.

     The number of Accumulation Units will be determined by dividing the Net Purchase Payment by the value of an Accumulation Unit on the effective date. This number of Accumulation Units will not be changed by any subsequent change in the dollar value of Accumulation Units.

4.3  SELECTION OF INVESTMENT ACCOUNT FOR PURCHASE PAYMENTS

     The Owner may change the allocation of Net Purchase Payments among the Investment Accounts by written notice to the Company. Net Purchase Payments received at the Home Office on or after the date on which notice is received will be applied to the designated Investment Accounts on the basis of the new allocation.

4.4  TRANSFER OF ACCUMULATION VALUE

     Before the Maturity Date the Owner may, on request satisfactory to the Company, transfer amounts from one Investment Account to another, subject to the transfer restrictions described in Section 3.3.

     For transfers among the Separate Account Divisions, the number of Accumulation Units to be applied or deducted will be adjusted to reflect the respective value of the Accumulation Units in each of the Divisions on the date the transfer is effective.

     For transfers from the Guaranteed Interest Fund, amounts closest to expiration of an interest rate guarantee will be removed first. In the event that two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

     A Transfer Fee may be deducted from the amount transferred. The maximum amount of the Transfer Fee is shown on page 4. The minimum amount that may be transferred is the lesser of $100 or the entire Accumulation Value of the Investment Account from which the transfer is being made.

4.5  WITHDRAWALS AND FULL SURRENDER

     Before the Maturity Date the Owner may, on request satisfactory to the Company, withdraw all or a portion of the Accumulation Value of the contract. The Company may require that the Minimum Accumulation Value shown on page 4 remain after a partial withdrawal. Withdrawal of the entire value of the contract constitutes a full surrender, and receipt of the contract at the Home Office will terminate this contract. Receipt of the contract may be waived by the Company.

     The cash value of the amount withdrawn will be the Accumulation Value withdrawn determined as of the date the withdrawal is effective.

     The term "withdrawal amounts" as used in this contract includes amounts paid as full surrenders and withdrawals of a portion of the Accumulation Value of the contract.

     For withdrawals from the Guaranteed Interest Fund, amounts closest to expiration of an interest rate guarantee will be removed first. In the event that two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

4.6  EFFECTIVE DATE

     The effective date of a Purchase Payment, transfer, or withdrawal is the Valuation Date on which the Purchase Payment or the request for transfer or withdrawal is received at the Home Office. However, the Purchase Payment, transfer, or withdrawal will be effective on the following Valuation Date if the Purchase Payment, request for transfer or withdrawal is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or

     o    on a day on which the New York Stock Exchange is closed.

                               SECTION 5. BENEFITS

5.1  MATURITY BENEFIT

MATURITY OPTIONS. If the Annuitant is living on the Maturity Date shown on page 3, and that Maturity Date is earlier than the contract anniversary nearest the Annuitant's 90th birthday, the Owner may elect between the following maturity options:

     o    payment of a monthly income under a payment plan chosen by the Owner;
          or

     o deferral of the maturity benefit and continuation of this contract to the Optional Maturity Date. The contract will continue under this option if a written election for this purpose is received by the Company or if on the Maturity Date shown on page 3, the Owner has not chosen a payment plan.

If the Annuitant is living on the Maturity Date and that Maturity Date is on or after the contract anniversary nearest the Annuitant's 90th birthday, the Company will pay a monthly income under a payment form chosen by the Owner.

PAYMENT OF MATURITY BENEFIT. The amount of the monthly income paid as the maturity benefit will depend on the payment plan chosen (see Section 11) and the maturity value. The maturity value of this contract will be the Accumulation Value of the contract on the effective date of the maturity benefit. The maturity benefit will be effective on the Maturity Date. However, if the New York Stock Exchange is closed on the Maturity Date, the effective date will be the Valuation Date next preceding the Maturity Date.

If no payment form is chosen at the time a monthly income becomes payable, payments will be made under the variable payment form of Life Income Plan (Option C), with installments certain for ten years, as described in Section 11.1.

OPTIONAL MATURITY DATE. The Optional Maturity Date is the contract anniversary nearest the Annuitant's 90th birthday. If the contract is continued to the Optional Maturity Date, all contract rights of the Owner will continue in effect to the Optional Maturity Date. The Optional Maturity Date will become the Maturity Date for all other purposes of this contract.

5.2  DEATH BENEFIT IF ANNUITANT IS AN OWNER

     If the Annuitant is an Owner, the beneficiary becomes entitled to the Death Benefit upon receipt at the Home Office of satisfactory proof of the death of the Annuitant before the Maturity Date. The Death Benefit will be the Accumulation Value of the contract determined on the effective date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or

     o    on a day on which the New York Stock Exchange is closed.

     If the beneficiary becomes entitled to the Death Benefit due to the death of the Primary Annuitant prior to the Primary Annuitant's 75th birthday, the Death Benefit will not be less than:

     o    total Net Purchase Payments paid under the contract; less

     o    any amounts withdrawn under Section 4.5.

     As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit. Unless a payment plan was elected by the Owner, the beneficiary automatically becomes the Owner and Annuitant of the contract. However, if the beneficiary is not a natural person and no payment plan was elected by the Owner, the beneficiary may select a natural person to be the Annuitant. If a natural person is not selected to be the Annuitant within 60 days of the date on which proof of death of the Annuitant is received at the Home Office, the Accumulation Value will be distributed to the beneficiary.

     If a beneficiary becomes entitled to the Death Benefit in an amount less than the Minimum Accumulation Value shown on page 4, the Accumulation Value will be distributed to the beneficiary.

     The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

5.3  DEATH BENEFIT IF ANNUITANT IS NOT AN OWNER

     If the Annuitant is not an Owner, upon the death of the Annuitant the contract continues with the Contingent Annuitant (Section 6.5) as the new Annuitant. The Death Benefit will be the Accumulation Value of the contract determined on the effective date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or

     o    on a day on which the New York Stock Exchange is closed.

     If the Primary Annuitant dies prior to the Primary Annuitant's 75th birthday, the Death Benefit will not be less than:

     o    total Net Purchase Payments paid under the contract; less

     o    any amounts withdrawn under Section 4.5.

     As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit.

               SECTION 6. BENEFICIARIES AND CONTINGENT ANNUITANTS


6.1  NAMING AND CHANGING OF BENEFICIARIES

FOR MATURITY BENEFITS OR WITHDRAWALS BY OWNER. The Owner may name and change the beneficiaries of maturity benefits or withdrawal amounts before the Maturity Date. If no beneficiary is named by the Owner, the Owner will be the direct beneficiary.

FOR DEATH BENEFITS BY OWNER. The Owner may name and change the beneficiaries of the Death Benefits while the Annuitant is living. If no such beneficiary is named by the Owner, the Owner or the Owner's estate will be the direct beneficiary.

FOR MATURITY OR DEATH BENEFITS OR WITHDRAWAL AMOUNTS BY SPOUSE (MARITAL DEDUCTION PROVISION).

     o POWER TO APPOINT. The spouse of the Annuitant will have the power alone and in all events to appoint all amounts payable to the spouse under the contract if:

          a.   just before the Annuitant's death, the Annuitant was the Owner;
               and

          b.   the spouse is a direct beneficiary; and

          c.   the spouse survives the Annuitant.

     o    TO WHOM SPOUSE CAN APPOINT. Under this power, the spouse can appoint:

          a.   to the estate of the spouse; or

          b.   to any other person.

     o EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:

          a.   revoke any other designation of beneficiaries;

          b.   revoke any election of payment plan as it applies to them; and

          c. cause any provision to the contrary in Section 6 or 10 of this contract to be of no effect.

EFFECTIVE DATE. A naming or changing of a beneficiary will be effective on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the contract be sent to it to be endorsed to show the naming or change.

6.2  SUCCESSION IN INTEREST OF BENEFICIARIES

     The rights and benefits that a beneficiary becomes entitled to under the contract are shared equally among all surviving direct beneficiaries, if any, otherwise equally among all surviving contingent beneficiaries, if any, otherwise to the Owner or the Owner's Estate.

6.3  TRUSTEE AS BENEFICIARY

     If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be made as though the trustee had not been named.

     The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee the Company will be fully protected against the claims of every other person. The

Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

6.4  GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this contract will be subject to the claims of creditors of a beneficiary.

6.5  NAMING AND CHANGING A CONTINGENT ANNUITANT

     The Owner may name and change a Contingent Annuitant while the Annuitant is living.

     If the Annuitant was not the Owner immediately prior to the Annuitant's death, the Owner may name and change a Contingent Annuitant during the first 60 days after the date on which proof of death of the Annuitant is received at the Home Office. A change made during this 60 days cannot be revoked. If no one is named as Contingent Annuitant by the end of the 60 day time period, the Company will pay the Accumulation Value to the Owner. The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

     A naming or changing of a Contingent Annuitant will be effective on receipt at the Home Office of a written request that is acceptable to the Company.

                           SECTION 7. CHARGES AND FEES


7.1  PREMIUM TAXES

     The Company may deduct Premium Taxes incurred from Purchase Payments received.

7.2  CONTRACT FEE

     On each contract anniversary prior to the Maturity Date, a Contract Fee will be charged for administrative expenses. The amount of the Contract Fee is shown on page 4. The Contract Fee will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts.

     The Contract Fee deducted from the Guaranteed Interest Fund will not exceed the sum of:

     o 10% of the gross purchase payments applied to the Guaranteed Interest Fund during the contract year; and

     o interest in excess of an annual effective interest rate of 3% credited to the Guaranteed Interest Fund during the contract year.

     The effective date of the Contract Fee will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

                              SECTION 8. OWNERSHIP


8.1  THE OWNER

     The Owner is named on page 3. All contract rights may be exercised by the Owner, the Owner's successor, or the Owner's transferee without the consent of any beneficiary.

     If the contract has more than one Owner, contract rights may be exercised only by authorization of all Owners. Upon the death of an Owner, ownership rights of all Owners terminate if the deceased Owner was the Annuitant.

8.2  TRANSFER OF OWNERSHIP

     The Owner may transfer the ownership of this contract. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date it was signed. The Company may require that the contract be sent to it for endorsement to show the transfer. The Company will not be responsible to a transferee Owner for any payment or other action taken by the Company before receipt of the proof of transfer at its Home Office.

8.3  NAMING AND CHANGING A SUCCESSOR OWNER

     An Owner may name and change a Successor Owner. Naming or changing a Successor Owner will be effective on receipt at the Home Office of a written request for such change that is acceptable to the Company. A Successor Owner succeeds to the interests of an Owner only if the Owner was not the Annuitant at the time of the Owner's death.

8.4  COLLATERAL ASSIGNMENT

     The Owner may assign this contract as collateral security. The Company is not responsible for the validity or effect of a collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

     The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

     A collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 8.2.

8.5  VOTING RIGHTS AND REPORTS TO OWNERS

     As long as the Separate Account continues to be registered as a unit investment trust under the Investment Company Act of 1940 and the assets of the Separate Account are invested in shares of a Portfolio, the Company will vote shares held by the Separate Account in accordance with the instructions received from the Owners of Accumulation Units or, after payments have commenced under a variable payment plan, from the beneficiaries receiving payments under those payment plans. Each Owner or beneficiary will receive:

     o    periodic reports relating to the Portfolio;

     o    proxy material;

     o    a form with which to give voting instructions; and

     o information regarding the proportion of shares of each Portfolio held in the Separate Account corresponding either to the Accumulation Units credited to this contract or the number of shares held in the Separate Account representing the Company's actuarial liability under the variable payment plan.

     At least once each Contract Year, the Company will also send to the Owner or beneficiary a statement of the Accumulation Values of the Investment Accounts, the number of units credited to the contract, the dollar value of a unit as of a date not more than two months previous to the date of mailing, and a statement of the investments held by the Separate Account.

                             SECTION 9. THE CONTRACT


9.1  GUARANTEES

     The Company guarantees that mortality and expense results will not adversely affect the amount of variable payments.

9.2  VALUATION OF SEPARATE ACCOUNT ASSETS

     The value of the shares of each Portfolio held in the Separate Account on each Valuation Date will be the redemption value of the shares on that date. If the right to redeem shares of a Portfolio has been suspended, or payment of the redemption value has been postponed, the shares held in the Separate Account (and Annuity Units) may be valued at fair value as determined in good faith by the Board of Trustees of the Company for the sole purpose of computing annuity payments.

9.3  DETERMINATION OF SEPARATE ACCOUNT VALUES

     The method of determination by the Company of the Net Investment Factor, and the number and value of Accumulation Units and Annuity Units, will be conclusive upon the Owner, any assignee, the Annuitant, and any beneficiary.

9.4  DEFERMENT OF BENEFIT PAYMENTS

SEPARATE ACCOUNT DIVISIONS. The Company reserves the right to defer determination of the contract values of the Separate Account portion of this contract, or the payment of benefits under a variable payment plan, until after the end of any period during which the right to redeem shares of a Portfolio is suspended, or payment of the redemption value is postponed. Any deferment would be in accordance with the provisions of the Investment Company Act of 1940 by reason of closing of, or restriction of trading on, the New York Stock Exchange, or other emergency, or as otherwise permitted by the Act. In addition, the Company reserves the right to defer payment of contract values until seven days after the end of any deferment in the determination of contract values.

GUARANTEED INTEREST FUND. The Company may defer paying contract values of the Guaranteed Interest Fund for up to six months from the effective date of the withdrawal or full surrender. If payment is deferred for 30 days or more, interest will be paid on the withdrawal amounts at an annual effective rate of 3% from the effective date of the withdrawal or surrender to the date of the payment.

9.5  DIVIDENDS

     This contract will share in the divisible surplus of the Company, except while payments are being made under a variable payment plan. This surplus will be determined each year, and the dividend, if any, will be credited on the contract anniversary. Any dividend credited prior to the Maturity Date will be applied on the effective date as a Net Purchase Payment unless the Owner elects to have the dividend paid in cash. The effective date of the dividend will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

     Since this policy is not expected to contribute to divisible surplus, it is not expected that any dividends will be paid.

9.6  INCONTESTABILITY

     The Company will not contest this contract after it has been in force during the lifetime of the Annuitant for two years from the Issue Date. This Issue Date is shown on page 3.

9.7  MISSTATEMENTS

     If the age of the Annuitant has been misstated, the amount payable will be the amount which the Purchase Payments paid would have purchased at the correct age. If any amounts have been overpaid by the Company due to a misstatement of age, the amount of the overpayment may be deducted from payments to be made by the Company. If any amounts have been underpaid by the Company due to a misstatement of age, the amount of the underpayment will be paid.

9.8  ENTIRE CONTRACT; CHANGES

     This contract with any amendments and additional benefits and the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the contract is valid only if it is approved by an officer of the Company. The Company may require that the contract be sent to it for endorsement to show a change. No agent has the authority to change the contract or to waive any of its terms.

     All payments by the Company under this contract are payable at its Home Office.

     Assets of the Separate Account are owned by the Company and the Company is not a trustee with respect thereto. The Company may from time to time adjust the amount of assets contained in the Separate Account, by periodic withdrawals or additions, to reflect the contract deductions and the Company's reserves for this and other similar contracts.

     This contract is subject to the laws of the state in which it is delivered. All benefits are at least as great as those required by that state.

9.9  TERMINATION OF CONTRACT

     The Company may terminate the contract and pay the Owner the Accumulation Value of the contract and be released of any further obligation if:

     o prior to the Maturity Date no Purchase Payments have been received under the contract for a period of two full years and each of the following is less than the Minimum Accumulation Value shown on page 4:

          a.   the Accumulation Value of the contract; and

          b. total Purchase Payments paid under the contract, less any amounts withdrawn under Section 4.5; or

     o on the Maturity Date the Accumulation Value of the contract is less than the Minimum Accumulation Value shown on page 4 or would provide an initial monthly income which is less than the minimum payment amount shown on page 4.

                    SECTION 10. PAYMENT OF CONTRACT BENEFITS


10.1  PAYMENT OF BENEFITS

     All or part of the contract benefits may be paid under one or more of the following:

     o    a variable payment plan;

     o    a fixed payment plan; or

     o    in cash.

     The provisions and rates for variable and fixed payment plans are described in Section 11. Contract benefits may not be placed under a payment plan unless the plan would provide to each beneficiary an initial monthly income of at least the minimum payment amount shown on page 4.

10.2  DEATH BENEFIT

     A beneficiary entitled to the Death Benefit upon the death of an Annuitant may elect to receive the Accumulation Value under a payment plan or in cash provided no payment plan was elected by the Owner. The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

10.3  EFFECTIVE DATE FOR PAYMENT PLAN

     A payment plan that is elected for maturity benefits will take effect on the Maturity Date.

     If the Annuitant is an Owner, a payment plan that is elected by the Owner for the Death Benefit will take effect on the date proof of death of the Annuitant is received at the Home Office.

     In all other cases, a payment plan that is elected will take effect:

     o    on the date the election is received at the Home Office; or

     o    on a later date, if requested.

10.4  PAYMENT PLAN ELECTIONS

FOR DEATH BENEFITS BY OWNER. The Owner may elect payment plans for death benefits while the Annuitant is living.

FOR MATURITY BENEFITS OR WITHDRAWAL AMOUNTS. The Owner may elect payment plans for maturity benefits or withdrawal amounts.

TRANSFER BETWEEN PAYMENT PLANS. A beneficiary who is receiving payment under a payment plan which includes the right to withdraw may transfer the amount withdrawable to any other payment plan that is available.

                            SECTION 11. PAYMENT PLANS


11.1  DESCRIPTION OF PAYMENT PLANS

INSTALLMENT INCOME FOR SPECIFIED PERIOD
(OPTION B)

     The Company will make monthly installment income payments providing for payment of benefits over a specified period of 10 to 30 years during the first five contract years and over a specified period of 5 to 30 years beginning with the sixth contract year.

LIFE INCOME PLANS

     o SINGLE LIFE INCOME (OPTION C). The Company will make monthly payments for the selected certain period, if any, and thereafter during the remaining lifetime of the individual upon whose life income payments depend. The selections available are: (a) no certain period; or (b) a certain period of 10 or 20 years.

     o JOINT AND SURVIVOR LIFE INCOME (OPTION E). The Company will make monthly payments for a 10-year certain period and thereafter during the joint lifetime of the two individuals upon whose lives income payments depend and continuing during the remaining lifetime of the survivor.

     o OTHER SELECTIONS. The Company may offer other selections under the Life Income Plans.

     o LIMITATIONS. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on that beneficiary's life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Annuitant or, after the death of the Annuitant, on the life of the Annuitant's spouse or dependent.

     These payment plans are available on either a fixed or variable basis. Under a fixed payment plan the payment remains level. Under a variable payment plan the payment will increase or decrease as described in Section 11.4.

11.2  ALLOCATION OF BENEFITS

     Upon election of a variable payment plan, the Owner or direct or contingent beneficiary may select the allocation of variable benefits among the Divisions.

     If no selection is made, the allocation of benefits will be as follows:

     o for amounts in the Separate Account Divisions, benefits will be allocated in proportion to the Accumulation Value of each Division on the effective date of the variable payment plan; and

     o for amounts in the Guaranteed Interest Fund, benefits will be allocated 100% to the Money Market Division.

11.3 ANNUITY UNITS UNDER VARIABLE PAYMENT PLANS

     The interest of this contract in the Separate Account after the effective date of a variable payment plan is represented by Annuity Units.

     The dollar value of Annuity Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Annuity Unit on any Valuation Date is the product of:

     o    the Annuity Unit value on the immediately preceding Valuation Date;

     o the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period); and

     o the Daily Adjustment Factor of .99990575 raised to a power equal to the number of days in the current period to reflect the Assumed Investment Rate of 3 1/2% used in calculating the monthly payment rate.

11.4 PAYMENTS UNDER VARIABLE PAYMENT PLANS

FIRST PAYMENT. The first payment under a variable payment plan will be due as of the effective date of the payment plan.

The amount of the first payment is the sum of payments from each Division, each determined by multiplying the benefits allocated to the Division under the variable payment plan by the applicable monthly variable payment rate per $1,000 of benefits.

NUMBER OF ANNUITY UNITS. The number of Annuity Units in each Division under a variable payment plan is determined by dividing the amount of the first payment payable from the Division by the Annuity Unit value for the Division at the close of business on the effective date of the variable payment plan. The number of Annuity Units will not be changed by any subsequent change in the dollar value of Annuity Units.

SUBSEQUENT VARIABLE PAYMENTS. The amount of each subsequent payment from each Division under a variable payment plan will increase or decrease in accord with the increase or decrease in the value of an Annuity Unit which reflects the investment experience of that Division of the Separate Account.

The amount of subsequent variable payments is the sum of payments from each Division, each determined by multiplying the fixed number of Annuity Units for the Division by the value of an Annuity Unit for the Division on:

     o the fifth Valuation Date prior to the payment due date if the payment due date is a Valuation Date; or

     o the sixth Valuation Date prior to the payment due date if the payment due date is not a Valuation Date.

11.5 TRANSFERS INVOLVING VARIABLE PAYMENT PLANS

     A beneficiary receiving payments under a variable payment plan may transfer Annuity Units from one Division to another. The number of Annuity Units in each Division will be adjusted to reflect the respective value of the Annuity Units in the Divisions on the date the transfer is effective.

     A Transfer Fee may be deducted from the amount transferred. The amount of the Transfer Fee is shown on page 4. Transfers from the Money Market Division may be made at any time. No transfer from the other Divisions may be made within 90 days of the effective date of a variable payment plan or within 90 days from the effective date of the last transfer.

     A beneficiary receiving payments under a variable payment plan may transfer from an Installment Income Plan (Option B) to either form of the Life Income Plan (Option C or E). Other transfers may be permitted subject to conditions set by the Company.

     A transfer will be effective on the Valuation Date on which a satisfactory transfer request is received in the Home Office, or a later date if requested. However, the transfer will be effective on the following Valuation Date if the request is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or

     o    on a day on which the New York Stock Exchange is closed.

11.6  WITHDRAWAL UNDER PAYMENT PLANS

     Withdrawal of the present value of any unpaid income payments may be elected at any time by the beneficiary, except that withdrawal may not be elected under a Life Income Plan (Option C or E) until the death of all individuals upon whose lives income payments depend.

     The withdrawal value under the Installment Income Plan (Option B) will be the present value of any unpaid payments. The withdrawal value under a Life Income Plan (Option C or E) will be the present value of any unpaid payments for the certain period.

     For a fixed payment plan, the present value of any unpaid income payments will be based on the rate of interest used to determine the amount of the payments. For a variable payment plan, the present value of any unpaid income payments will be based on interest at the Assumed Investment Rate used in calculating the amount of the variable payments. The amount of variable payments used in calculating the present value of unpaid payments will be determined by multiplying the number of Annuity Units by the value of an Annuity Unit on the effective date of withdrawal.

     A withdrawal will be effective on the Valuation Date on which the request is received in the Home Office. However, the withdrawal will be effective on the following Valuation Date if the request is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or

     o    on a day on which the New York Stock Exchange is closed.

11.7 NAMING AND CHANGING OF BENEFICIARIES UNDER PAYMENT PLANS

FOR PAYMENT PLANS ELECTED BY OWNER. If the Owner of the contract elected a payment plan, a direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the benefits only if:

     o    the direct beneficiary was the Owner of the contract; or

     o    no contingent beneficiary or further payee of that share is living.

FOR PAYMENT PLANS ELECTED BY DIRECT BENEFICIARY. If the direct beneficiary elected the payment plan, the direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the benefits.

11.8 SUCCESSION IN INTEREST OF BENEFICIARIES UNDER PAYMENT PLANS

DIRECT BENEFICIARY. Amounts payable under a payment plan will be payable to the direct beneficiary.

CONTINGENT BENEFICIARIES. At the death of the direct beneficiary, the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent beneficiary's full share, the unpaid portion will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all direct and contingent beneficiaries, the present value of any unpaid payments under a payment plan, will be paid in one sum:

     o    in equal shares to the further payees who survive and receive payment;
          or

     o if no further payees survive and receive payment, to the estate of the last to die of all beneficiaries.

11.9  PAYMENT PLAN RATES

PAYMENT RATE TABLES. The guaranteed monthly payment rates for both a fixed payment plan and the first payment under a variable payment plan are shown in the Payment Rate Tables. The tables show rates for the Installment Income Plan for a Specified Period (Option B) and Life Income Plans (Options C and E). Life Income Plan (Option C or E) rates are based on the adjusted age of any individual upon whose life payments depend. The adjusted age is:

     o the age on the birthday that is nearest to the date on which the payment plan takes effect; plus

     o the age adjustment shown below for the number of Contract Years that have elapsed from the Issue Date to the date that the payment plan takes effect. A part of a Contract Year is counted as a full year.

CONTRACT           AGE            CONTRACT           AGE
YEARS            ADJUST-           YEARS            ADJUST-
ELAPSED           MENT            ELAPSED            MENT
-------           ----            -------            ----
1 to 8             0              33 to 40            -4
9 to 16           -1              41 to 48            -5
17 to 24          -2             49 or more           -6
25 to 32          -3

Current Fixed Payment Plan Rates

     o INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

     o LIFE INCOME PLANS (OPTION C OR E). Payments will be based on rates declared by the Company that will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

ALTERNATE VARIABLE RATE BASIS. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 11.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS

                    FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN




INSTALLMENT INCOME PLANS (OPTION B)


        PERIOD                MONTHLY              PERIOD             MONTHLY               PERIOD              MONTHLY
        (YEARS)               PAYMENT              (YEARS)            PAYMENT               (YEARS)             PAYMENT
       Years 1-4                                      11                $ 9.09                 21               $ 5.56
     Not Available                                    12                  8.46                 22                 5.39
                                                      13                  7.94                 23                 5.24
                                                      14                  7.49                 24                 5.09
           5                   18.12                  15                  7.10                 25                 4.96

           6                   15.35                  16                  6.76                 26                 4.84
           7                   13.38                  17                  6.47                 27                 4.73
           8                   11.90                  18                  6.20                 28                 4.63
           9                   10.75                  19                  5.97                 29                 4.53
          10                    9.83                  20                  5.75                 30                 4.45

                                              GUARANTEED FIXED PAYMENT PLANS

INSTALLMENT INCOME PLANS (OPTION B)


        PERIOD                MONTHLY              PERIOD             MONTHLY               PERIOD              MONTHLY
        (YEARS)               PAYMENT              (YEARS)            PAYMENT               (YEARS)             PAYMENT
           1                  $84.09                  11                $ 8.42                 21               $ 4.85
           2                   42.46                  12                  7.80                 22                 4.67
           3                   28.59                  13                  7.26                 23                 4.51
           4                   21.65                  14                  6.81                 24                 4.36
           5                   17.49                  15                  6.42                 25                 4.22

           6                   14.72                  16                  6.07                 26                 4.10
           7                   12.74                  17                  5.77                 27                 3.98
           8                   11.25                  18                  5.50                 28                 3.87
           9                   10.10                  19                  5.26                 29                 3.77
          10                    9.18                  20                  5.04                 30                 3.68

                               PAYMENT RATE TABLES
                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS
      GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN


LIFE INCOME PLAN (OPTION C)

                          SINGLE LIFE MONTHLY PAYMENTS

                                                 CHOSEN PERIOD (YEARS)
            ADJUSTED
               AGE*                  ZERO                   10                      20
               ----                  ----                   --                      --
                55                  $ 4.11                $ 4.09                  $ 4.01
                56                    4.18                  4.15                    4.07
                57                    4.25                  4.22                    4.13
                58                    4.33                  4.29                    4.18
                59                    4.40                  4.36                    4.24

                60                    4.49                  4.45                    4.30
                61                    4.58                  4.53                    4.37
                62                    4.68                  4.61                    4.43
                63                    4.77                  4.71                    4.50
                64                    4.89                  4.81                    4.57

                65                    5.01                  4.92                    4.64
                66                    5.13                  5.03                    4.72
                67                    5.26                  5.15                    4.78
                68                    5.41                  5.27                    4.85
                69                    5.57                  5.40                    4.93

                70                    5.74                  5.55                    5.00
                71                    5.92                  5.69                    5.07
                72                    6.12                  5.84                    5.13
                73                    6.33                  6.00                    5.20
                74                    6.55                  6.17                    5.26

                75                    6.79                  6.35                    5.32
                76                    7.06                  6.53                    5.37
                77                    7.34                  6.72                    5.41
                78                    7.65                  6.90                    5.46
                79                    7.98                  7.10                    5.50

                80                    8.34                  7.30                    5.53
                81                    8.73                  7.49                    5.56
                82                    9.15                  7.68                    5.59
                83                    9.60                  7.88                    5.61
                84                   10.09                  8.07                    5.62

           85 and over               10.61                  8.24                    5.63

LIFE INCOME PLAN (OPTION E)


           JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)

    OLDER LIFE                           YOUNGER LIFE ADJUSTED AGE*
     ADJUSTED
       AGE*                55            60            65            70            75             80        85 and over
        55              $ 3.75
        60                3.83        $ 4.02
        65                3.90          4.13        $ 4.39
        70                3.94          4.22          4.54        $ 4.89
        75                3.98          4.28          4.65          5.10        $ 5.59
        80                4.00          4.32          4.73          5.24          5.86         $ 6.51
    85 and over           4.01          4.34          4.77          5.34          6.04           6.84         $ 7.58

* See Section 11.7

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table A with Projection Scale G.

                   AMENDMENT OF CONTRACT TO QUALIFY AS ANNUITY

     AS OF THE ISSUE DATE, THIS AMENDMENT IS MADE A PART OF THIS ANNUITY CONTRACT ISSUED BY THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY. NOTWITHSTANDING ANY OTHER SPECIFIC PROVISIONS IN THIS CONTRACT TO THE CONTRARY AND SUBJECT TO THE TAX QUALIFICATION PROVISIONS HEREIN, THIS CONTRACT IS AMENDED TO RESTRICT THE EXERCISE OF THE RIGHTS OF THE OWNER OR ANNUITANT AND ANY BENEFICIARY AS FOLLOWS:

1.   Required Distributions.


     a. If any Owner dies on or after the annuity starting date and before entire interest in this contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

     b. If any Owner dies before the annuity starting date, the entire interest in this contract shall be distributed within five years after the Owner's death.

     c. For purposes of paragraphs a and b, if any portion of the Owner's interest in this contract is payable to or for the benefit of a designated beneficiary and such designated beneficiary timely elects to have such portion distributed over a period not exceeding the life or life expectancy of such designated beneficiary in distributions that begin within one year of the Owner's death, such portion shall be treated as distributed entirely on the date such distributions begin.

     d. For purposes of paragraphs a and b, if any portion of the Owner's interest in the contract is payable to or for the benefit of a designated beneficiary who is the Owner's surviving spouse , such spouse shall be treated as the Owner and, absent a contrary designation by such spouse, as a contingent annuitant with respect to such portion.

     e. For purposes of paragraphs a. and b., if the Owner is not an individual, the primary annuitant under the contract shall be treated as the Owner, any change in the primary annuitant shall be treated as the death of the Owner and any designation of a beneficiary by the Owner shall be deemed to be a designation of the same beneficiary by the primary annuitant. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the contract.

     f. For purposes of this section, a "designated beneficiary" is any individual designated by the Owner as a beneficiary, including a co-owner or successor owner who succeeds to any portion of a deceased owner's interest upon death.

     g. For purposes of this section, "annuity starting date" is the first day of the first period for which periodic annuity payments are made under the contract.

2.       Tax Qualification.

     This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract, including any amendment, endorsement or rider, are to be interpreted to ensure or maintain any such tax qualification, despite any other provision to the contrary (including the provisions of any amendment, endorsement or rider that do not expressly override these tax qualification provisions). The Company reserves the right to amend this contract at any time to reflect any clarification that may be needed or may be appropriate to maintain any such tax qualification or to conform the contract to any applicable changes in the tax qualification requirements.




                                            (signed)
                                            SECRETARY
                                            THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY





RRV 313 (032000)

IT IS RECOMMENDED THAT YOU   ...

read your contract.

notify your agent or the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202, of an address change.

call your agent for information--particularly on a suggestion to terminate or exchange this contract for another contract or plan.


ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.


                          MASON STREET VARIABLE ANNUITY

                  FLEXIBLE PAYMENT VARIABLE ANNUITY - ACCOUNT B


AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.


RR.V.B.MSNST.(032000)

                                                                 Exhibit B(4)(b)


 CONTRACT       AGE        CONTRACT        AGE
  YEARS        ADJUST-      YEARS        ADJUST-
 ELAPSED        MENT       ELAPSED        MENT
----------   ----------   ----------   ----------
    1 to 8            0     33 to 40           -4
   9 to 16           -1     41 to 48           -5
  17 to 24           -2   49 or more           -6
  25 to 32           -3

CURRENT FIXED PAYMENT PLAN RATES

o INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

o LIFE INCOME PLANS (OPTION C OR E). Payments will be based on rates declared by the Company that will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

ALTERNATE VARIABLE RATE BASIS. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 11.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS

                    FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN



INSTALLMENT INCOME PLANS (OPTION B)

        PERIOD                MONTHLY              PERIOD              MONTHLY             PERIOD               MONTHLY
        (YEARS)               PAYMENT              (YEARS)             PAYMENT             (YEARS)              PAYMENT
        -------               -------              -------             -------             -------              -------

       Years 1-4                                      11                $ 9.09                 21               $ 5.56
     Not Available                                    12                  8.46                 22                 5.39
                                                      13                  7.94                 23                 5.24
                                                      14                  7.49                 24                 5.09
           5                   18.12                  15                  7.10                 25                 4.96

           6                   15.35                  16                  6.76                 26                 4.84
           7                   13.38                  17                  6.47                 27                 4.73
           8                   11.90                  18                  6.20                 28                 4.63
           9                   10.75                  19                  5.97                 29                 4.53
          10                    9.83                  20                  5.75                 30                 4.45

                         GUARANTEED FIXED PAYMENT PLANS


INSTALLMENT INCOME PLANS (OPTION B)

        PERIOD                MONTHLY              PERIOD              MONTHLY             PERIOD               MONTHLY
        (YEARS)               PAYMENT              (YEARS)             PAYMENT             (YEARS)              PAYMENT
        -------               -------              -------             -------             -------              -------
           1                  $84.09                  11                $ 8.42                 21               $ 4.85
           2                   42.46                  12                  7.80                 22                 4.67
           3                   28.59                  13                  7.26                 23                 4.51
           4                   21.65                  14                  6.81                 24                 4.36
           5                   17.49                  15                  6.42                 25                 4.22

           6                   14.72                  16                  6.07                 26                 4.10
           7                   12.74                  17                  5.77                 27                 3.98
           8                   11.25                  18                  5.50                 28                 3.87
           9                   10.10                  19                  5.26                 29                 3.77
          10                    9.18                  20                  5.04                 30                 3.68

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1000 BENEFITS

      GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN


LIFE INCOME PLAN (OPTION C)


                          SINGLE LIFE MONTHLY PAYMENTS


     MALE                    CHOSEN PERIOD (YEARS)               FEMALE               CHOSEN PERIOD (YEARS)
    ADJUSTED                                                    ADJUSTED
      AGE*             ZERO           10             20           AGE*            ZERO            10             20
    --------        ----------    ----------     ---------      --------        ---------     ---------      ---------
       55             $ 4.41        $ 4.36         $ 4.23          55            $ 4.04         $ 4.02        $ 3.96
       56               4.49          4.44           4.29          56              4.10           4.08          4.01
       57               4.58          4.52           4.35          57              4.17           4.14          4.07
       58               4.67          4.60           4.41          58              4.24           4.21          4.12
       59               4.77          4.69           4.47          59              4.31           4.28          4.18

       60               4.87          4.79           4.54          60              4.39           4.36          4.24
       61               4.98          4.89           4.60          61              4.48           4.44          4.31
       62               5.10          4.99           4.67          62              4.57           4.52          4.37
       63               5.23          5.11           4.74          63              4.66           4.61          4.44
       64               5.36          5.22           4.81          64              4.77           4.71          4.51

       65               5.51          5.35           4.87          65              4.88           4.81          4.58
       66               5.67          5.47           4.94          66              5.00           4.92          4.66
       67               5.84          5.61           5.00          67              5.12           5.03          4.73
       68               6.02          5.75           5.07          68              5.26           5.15          4.80
       69               6.21          5.89           5.13          69              5.41           5.28          4.88

       70               6.41          6.05           5.19          70              5.57           5.42          4.95
       71               6.63          6.20           5.25          71              5.74           5.56          5.02
       72               6.86          6.36           5.30          72              5.93           5.71          5.09
       73               7.11          6.53           5.35          73              6.13           5.87          5.16
       74               7.37          6.70           5.39          74              6.34           6.04          5.23

       75               7.65          6.87           5.44          75              6.58           6.22          5.29
       76               7.96          7.05           5.47          76              6.83           6.40          5.34
       77               8.28          7.23           5.51          77              7.11           6.59          5.39
       78               8.63          7.40           5.54          78              7.40           6.78          5.44
       79               9.01          7.58           5.56          79              7.72           6.98          5.48

       80               9.41          7.76           5.59          80              8.07           7.18          5.52
       81               9.84          7.93           5.61          81              8.45           7.38          5.55
       82              10.30          8.10           5.62          82              8.86           7.58          5.58
       83              10.79          8.27           5.63          83              9.30           7.78          5.60
       84              11.31          8.42           5.64          84              9.78           7.98          5.62

   85 and over         11.87          8.57           5.65      85 and over        10.30           8.16          5.63

LIFE INCOME PLAN (OPTION E)


           JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)

       MALE                                                 FEMALE ADJUSTED AGE*
     ADJUSTED
       AGE*                55             60           65            70           75           80           85 and over
     --------           -------        -------      -------       -------      -------      -------         -----------
        55              $ 3.75         $ 3.89       $ 4.02        $ 4.14       $ 4.23       $ 4.29            $ 4.33
        60                3.83           4.02         4.21          4.39         4.54         4.65              4.73
        65                3.90           4.13         4.39          4.65         4.89         5.09              5.22
        70                3.94           4.22         4.54          4.89         5.26         5.58              5.81
        75                3.98           4.28         4.65          5.10         5.59         6.07              6.45
        80                4.00           4.32         4.73          5.24         5.86         6.51              7.07
    85 and over           4.01           4.34         4.77          5.34         6.04         6.84              7.58

* See Section 11.7

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table A with Projection Scale G.

                                 EXHIBIT B(4)(c)

                             ENHANCED DEATH BENEFIT

As of the Issue Date, this amendment is made part of this annuity contract issued by The Northwestern Mutual Life Insurance Company. In the case of a conflict with any provisions in the contract, the provisions of this amendment will control.

SECTION 5.2 AND SECTION 5.3 ARE AMENDED IN THEIR ENTIRETY TO READ AS FOLLOWS:

SECTION 5.2 DEATH BENEFIT IF PRIMARY ANNUITANT IS AN OWNER

If the Primary Annuitant is an Owner, the beneficiary becomes entitled to the Death Benefit upon receipt at the Home Office of satisfactory proof of the death of the Primary Annuitant before the Maturity Date. The Death Benefit will be the greater of:

     o    the Accumulation Value of the contract on the effective date; or
     o    the Enhanced Death Benefit.

As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit. Unless a payment plan was elected by the Owner, the beneficiary becomes the Owner and Annuitant of the contract. However, if the beneficiary is not a natural person and no payment plan was elected by the Owner, the beneficiary may select a natural person to be the Annuitant. If a natural person is not selected to be the Annuitant within 60 days of the date on which proof of death of the Annuitant is received at the Home Office, the Accumulation Value will be distributed to the beneficiary.

If a beneficiary becomes entitled to the Death Benefit in an amount less than the Minimum Accumulation Value shown on page 4, the Accumulation Value will be distributed to the beneficiary.

The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

ENHANCED DEATH BENEFIT. Prior to the first contract anniversary, the Enhanced Death Benefit will equal the total Purchase Payments paid under the contract less any amounts withdrawn under Section 4.5.

On the first contract anniversary and on each subsequent contract anniversary prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the greater of:

     o   the Accumulation Value of the contract on that contract anniversary;
         or
     o the Enhanced Death Benefit on the most recent Valuation Date prior to that contract anniversary.

On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. On each contract anniversary while this amendment is in effect, a charge for the Enhanced Death Benefit will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts. The charge is shown on page 4.

EFFECTIVE DATE. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or
     o   on a day on which the New York Stock Exchange is closed.

TERMINATION OF ENHANCED DEATH BENEFIT. This amendment will remain in effect until Maturity unless the Owner requests that it be removed, the contract terminates, or the Primary Annuitant dies. Once the amendment is removed, it cannot be added again. The provisions of Section 5.2 in the contract are applicable if this amendment terminates.

SECTION 5.3 DEATH BENEFIT IF PRIMARY ANNUITANT IS NOT AN OWNER

If the Primary Annuitant is not an Owner, upon the death of the Primary Annuitant, the contract continues with the Contingent Annuitant (Section 6.5) as the new Annuitant. The Death Benefit will be the greater of:

     o   the Accumulation Value of the contract on the effective date; or
     o   the Enhanced Death Benefit.

As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit.

ENHANCED DEATH BENEFIT. Prior to the first contract anniversary, the Enhanced Death Benefit will equal the total Purchase Payments paid under the contract less any amounts withdrawn under Section 4.5.

On the first contract anniversary and on each subsequent contract anniversary prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the greater of:

     o   the Accumulation Value of the contract on that contract anniversary;
         or
     o the Enhanced Death Benefit on the most recent Valuation Date prior to that contract anniversary.

On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. On each contract anniversary while this amendment is in effect, a charge for the Enhanced Death Benefit will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts. The charge is shown on page 4.

EFFECTIVE DATE. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

     o on a Valuation Date after the close of trading on the New York Stock Exchange; or
     o   on a day on which the New York Stock Exchange is closed.

TERMINATION OF ENHANCED DEATH BENEFIT. This amendment will remain in effect until Maturity unless the Owner requests that it be removed, the contract terminates, or the Primary Annuitant dies. Once the amendment is removed it cannot be added again. The provisions of Section 5.3 in the contract are applicable if this amendment terminates.

                                       (signed)

                                       Secretary
                               The Northwestern Mutual Life Insurance Company

                                                                 EXHIBIT B(4)(d)

                           WAIVER OF WITHDRAWAL CHARGE

     As of the Issue Date, this amendment is made part of this annuity contract issued by The Northwestern Mutual Life Insurance Company. In the case of a conflict with any provisions in the contract, the provisions of this amendment will control. The following provisions are hereby added to the contract:

1.   TERMINAL ILLNESS BENEFIT

     Withdrawal charges will be waived if the Primary Annuitant has a terminal illness.

     A terminal illness is an illness that is expected to result in the death of the Primary Annuitant in 12 months or less. An Owner requesting waiver of withdrawal charges is required to provide proof, satisfactory to the Company, of the Primary Annuitant's terminal illness. The proof must include a certification from a licensed physician stating that the Primary Annuitant's life expectancy is 12 months or less. No withdrawal charges will be waived if the determination that the Primary Annuitant's life expectancy is 12 months or less was first made prior to the Issue Date.

No Purchase Payments can be made to the contract once proof of terminal illness is provided to the Company.

2.   NURSING HOME BENEFIT

     Withdrawal charges will be waived after the first Contract Year if:

     o the Primary Annuitant is confined, on a 24 hour per day basis, to a Nursing Home or Hospital for a period of at least 90 consecutive days; and

     o   such confinement is medically necessary.

     A Nursing Home is a facility that is licensed by the jurisdiction in which it is located to provide nursing care (skilled, intermediate or custodial). A Hospital is a facility that is licensed as a hospital by the jurisdiction in which it is located, and operates primarily for the diagnosis and treatment of and medical or surgical care of sick or injured persons.

     An Owner requesting waiver of withdrawal charges is required to provide proof, satisfactory to the Company, of the Primary Annuitant's confinement. The proof must include a certification from a licensed physician that the confinement is medically necessary. No withdrawal charges will be waived if the confinement began before the Issue Date. A request for waiver of withdrawal charges must be made no later than 90 days following the date the Primary Annuitant's confinement ended.

     No Purchase Payments can be made to the contract once proof of confinement is provided to the Company.



     (Signed)
     Secretary, The Northwestern Mutual Life
     Insurance Company

                                                                    EXHIBIT B(5)

                                  MASON STREET
                                VARIABLE ANNUITY

                                   APPLICATION

Client Account Number                                           Contract Number





================================================================================
1.   OTHER POLICIES
================================================================================

     Has a Northwestern Mutual Policy ever been issued on the annuitant's life?

     [ ] YES, THE LAST POLICY NUMBER IS:______________________ [ ] NO

================================================================================
2.   ANNUITANT
================================================================================

     Name: First, MI, Last                        Sex     Birthdate: mm-dd-yyyy

     ---------------------------------------------------------------------------
     Street Address                               City, State, Zip

     ---------------------------------------------------------------------------
     Country, if other than US          Taxpayer ID Number       E-mail Address

     ---------------------------------------------------------------------------



================================================================================
3.   MARKET
================================================================================


     Select one:

     [ ] NON-TAX QUALIFIED
     [ ] NET INCOME MAKEUP CHARITABLE REMAINDER UNITRUST (NIM-CRUT)
     [ ] OTHER      Market

                    ------------------------------------------------------------

================================================================================
4.   OWNER
================================================================================

     A minor owner limits future contract actions.

     Select one:

     [ ] ANNUITANT            )
                              ) Go to section 5.
     [ ] SEE ATTACHMENT       )


     [ ] UGMA/UTMA - CUSTODIAN IS THE OWNER FOR      )
         THE BENEFIT OF MINOR.                       )Enter information below.
     [ ] CORPORATION OR TRUST                        )
     [ ] OTHER                                       )

     NAME: First, MI, Last/ Corporation/ Trust    Sex     Birthdate: mm-dd-yyyy

     ---------------------------------------------------------------------------
     Street Address                               City, State, Zip

     ---------------------------------------------------------------------------
     Relationship to Annuitant       Taxpayer ID Number          E-mail Address

     ---------------------------------------------------------------------------
     Date of Trust                   Name of Trustees

     ---------------------------------------------------------------------------


           Product of The Northwestern Mutual Life Insurance Company

================================================================================
5.   BENEFICIARY
================================================================================

     Cannot be annuitant unless "Estate of Annuitant" named.

     [ ] SEE ATTACHMENT - Go to section 6.

     DIRECT BENEFICIARY:   [ ] OWNER      [ ] OTHER - Enter information below:


     Name                Taxpayer ID Number (Optional)  Relationship      %

     ---------------------------------------------------------------------------

     Name                Taxpayer ID Number (Optional)  Relationship      %

     ---------------------------------------------------------------------------

     CONTINGENT BENEFICIARY:

     Name                Taxpayer ID Number (Optional)  Relationship      %

     ---------------------------------------------------------------------------

     Name                Taxpayer ID Number (Optional)  Relationship      %

     ---------------------------------------------------------------------------

     [ ] And all (other) children of the Annuitant.

================================================================================
6.   REPLACEMENT
================================================================================

     As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life, be affected in any way?
     [ ] YES [ ] NO

     Note to Agent: Values or benefits are affected if any question on the Definition of Replacement Supplement could be answered "yes."

     Will this annuity:
     A. Replace Northwestern Mutual Life?    [ ] YES [ ]  NO
     B. Replace other companies?             [ ] YES [ ]  NO
     C. Result in 1035 exchange?             [ ] YES [ ]  NO

================================================================================
7.   OPTIONAL ENHANCED DEATH BENEFIT
================================================================================

     [ ] I ELECT THE ENHANCED DEATH BENEFIT RIDER.

     There is an additional charge. Available to age 65. If this rider is not elected, the standard death benefit will apply. See prospectus for more information.

================================================================================
8.   PAYMENT ALLOCATION AND OPTIONS
================================================================================

A.   PAYMENT ALLOCATION

     You must indicate payment allocations. Use whole percentages. Total must equal 100%.

     NORTHWESTERN MUTUAL SERIES FUND, INC.

       %

     _____     Select Bond
     _____     Templeton International Equity
     _____     Money Market
     _____     Balanced
     _____     Index 500 Stock
     _____     Aggressive Growth Stock
     _____     High Yield Bond
     _____     Growth Stock
     _____     JP Morgan Select Growth and Income
     _____     Index 400 Stock
     _____     Small Cap Growth Stock
     _____     Russell Multi-Style Equity
     _____     Russell Aggressive Equity
     _____     Russell Non-US
     _____     Russell Real Estate Securities
     _____     Russell Core Bond
     _____     Asset Allocation
     _____     International Growth Stock
     _____     T Rowe Price Small Cap Value
     _____     Cap Guardian Domestic Equity


     FIXED FUND

       %

     _____     Guaranteed Interest

     Fund availability subject to state approval.

B.   OPTIONS

     You may select one of the following options:

     [ ] AUTOMATIC DOLLAR-COST AVERAGING

                    Amount
     I authorize $___________ to be transferred from the Money Market Fund:

     [ ] MONTHLY [ ] QUARTERLY
     to the following funds:


       $    Fund Name

     _____  _____________________________________

     _____  _____________________________________

     _____  _____________________________________

     _____  _____________________________________

     _____  _____________________________________

     _____  _____________________________________

     [ ] PORTFOLIO RE-BALANCING

          Minimum contract value $10,000. Re-balancing transfers are not made to or from the Guaranteed Interest Fund.

          I authorize re-balancing transfers to be made according to the elected Payment Allocations:

          [ ] MONTHLY         [ ] QUARTERLY

          [ ] SEMI-ANNUALLY   [ ] ANNUALLY

================================================================================
9.   INITIAL PAYMENT
================================================================================

     METHOD OF PAYMENT

     Minimum initial purchase payment is $50,000.

     Select one:

                                 Amount
          [ ] CHECK ATTACHED $____________
                                                    Estimated Amount
          [ ] CHECK COMING FROM ANOTHER INSTITUTION $__________

================================================================================
SIGNATURES
================================================================================

THE ANNUITANT CONSENTS TO THIS APPLICATION.

EACH PERSON SIGNING THIS APPLICATION DECLARES THAT THE ANSWERS AND STATEMENTS MADE IN THIS APPLICATION ARE CORRECTLY RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS OR HER KNOWLEDGE AND BELIEF.

IT IS UNDERSTOOD AND AGREED THAT:

If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual Life will be fully discharged of liability for any action taken by the Owner in the exercise of any contract right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts. In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

The first purchase payment will be credited the valuation date coincident with or next following the date both the application and the purchase payment are received at Northwestern Mutual Life.

If an IRA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate IRA disclosure statements.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.

I acknowledge receipt of the Prospectus and I understand that all payments and values provided by this contract, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount.

X
--------------------------------------------------------------------
Signature of Applicant (Indicate relationship below if applicable)
[ ] Trustee


X
--------------------------------------------------------------------
Signature of Annuitant (if other than Applicant)


X
--------------------------------------------------------------------
Signature of Licensed Agent



Date      Signed at: City                    County               State

--------------------------------------------------------------------------------

================================================================================
AGENT'S CERTIFICATE
================================================================================

     Annuitant Name: First, MI, Last

1. To the best of your knowledge will the annuity applied for replace any life insurance or annuity contract in this company or elsewhere? [ ] YES [ ] NO

        Date of Delivery
2. On ________________ the Account B Prospectus dated _____________ was delivered.

3.   Was any part of this application translated?

     [ ] YES, PLEASE EXPLAIN:      [ ] NO


================================================================================
CERTIFICATION:
================================================================================

I certify that to the best of my knowledge I have presented to Northwestern Mutual Life all pertinent facts, have asked all questions and have completely and correctly recorded the Applicant's and Annuitant's answers in accordance with the instructions. I know nothing unfavorable about the Annuitant that is not stated in the application or accompanying letter. I further certify that I have reasonable grounds for believing the purchase of the annuity applied for is suitable as an investment for the Annuitant based on the information furnished by the Applicant and Annuitant and contained herein.

I certify that a current Prospectus was delivered and that no written sales materials other than those furnished by the Northwestern Mutual Life were used.


                                             Print Name
X
--------------------------------------------------------------------------------
 Signature of Agent


Agent Number                  Baird Rep Number              Agent Phone Number

--------------------------------------------------------------------------------



Primary or Secondary      If secondary contract,
Contract (P or S)         secondary Appt. Agt. No.      General Agent's Number

--------------------------------------------------------------------------------

                                             Print Name
X
--------------------------------------------------------------------------------
Baird Branch Manager Signature

================================================================================
DEMOGRAPHICS
================================================================================

ANNUITANT'S EDUCATION

[ ] Some Education  [ ] High School  [ ] Associate Degree  [ ] Some College

[ ] Bachelors       [ ] Masters      [ ] Attorney at Law   [ ] Doctorate


NUMBER OF CHILDREN

  Number
___________    [ ] None


OCCUPATION                    INDUSTRY                                         SOURCE OF APPLICANT
[ ] Business Owner            [ ] Agriculture, Forestry & Fishing              [ ] Agent's Own Policyowner
[ ] Clerical                  [ ] Construction                                 [ ] Orphan Policyowner
[ ] Consultant                [ ] Finance, Insurance & Real Estate             [ ] Referred Lead
[ ] Craftsman                 [ ] Manufacturing                                [ ] Acquaintance
[ ] Homemaker                 [ ] Mining                                       [ ] Newcomer Service
[ ] Legal                     [ ] Nonclassifiable Establishments               [ ] Cold Canvass
[ ] Managerial/Executive      [ ] Public Administration                        [ ] Lead Letter Reply
[ ] Medical                   [ ] Retail Trade                                 [ ] Published Sources
[ ] Professional              [ ] Services                                     [ ] Walk-in
[ ] Sales                     [ ] Transportation, Communication & Utilities    [ ] Family member or yourself
[ ] Service Worker            [ ] Wholesale Trade                              [ ] Other
[ ] Technical                                                                  _____________________________


================================================================================
CONTRACT DELIVERY INSTRUCTIONS
================================================================================

Deliver contract package to the servicing agent at the:  [ ] GA office
                                                         [ ] DA office
                                                         [ ] Agent's own office